Exhibit 10.35

FIRST AMENDMENT

TO

OFFICE LEASE AGREEMENT

This First Amendment to Office Lease Agreement (this “Amendment”) is dated for reference purposes as of the 15th day of September, 2005, by and between NEWPORT CORPORATE CENTER LLC, a Washington limited liability company (“Landlord”), and SCOLR Pharma, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Two Newport Office Lease Agreement dated April 15, 2003 (the “Lease”), for the lease of certain premises (the “Premises”) located at Suite 300, Two Newport, 3625 – 132nd Avenue S.E., Bellevue, Washington 98006, consisting of 10,510 rentable square feet.

B. Landlord and Tenant desire to expand the Premises on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, the capitalized terms used herein shall have the same meaning as they are given in the Lease.

2. Expansion of Premises. The existing lease covering the Expansion Space (as defined below) is scheduled to expire on January 31, 2006. Commencing on the earlier of (a) February 15, 2006, or (b) the date that is ten (10) days after the existing tenant surrenders possession of the Expansion Space to Landlord and Landlord notifies Tenant that the Expansion Space is available for occupancy (the earlier of which is the “Expansion Space Commencement Date”), the Premises shall be expanded by approximately 4,125 rentable square feet (and 3,484 useable square feet) of space on the fourth (4th) floor of the Building in the location commonly known as Suite 400 and shown on the floor plan for the fourth (4th) floor attached hereto as Exhibit A (the “Expansion Space”; for a total Premises size of 14,635 rentable square feet and 13,038 useable square feet). All references in the Lease to the Premises shall be deemed to include the Premises as expanded by the Expansion Space.

3. Basic Rent and Operating Expenses. Commencing on the Expansion Space Commencement Date, Tenant shall commence paying Basic Rent and Operating Expenses with respect to the Expansion Space at the same rate that is applicable to the initial Premises. As a result, the Basic Rent schedule and Tenant’s Proportionate Share shall be adjusted as set forth below:

(a)	Basic Rent:

Month(s)	Monthly Rent Installment	Sq. Ft. Per Year
ESCD* – 8/31/06	$17,683.96	$14.50, NNN
9/1/06 – 8/31/07	$18,293.75	$15.00, NNN
9/1/07 – 8/31/08	$18,903.54	$15.50, NNN

*	Expansion Space Commencement Date

(b)	Operating Expenses.

(1) Tenant’s Proportionate Share of Building:	Approximately 36.79% (based on the Building size of 39,775 rentable square feet).

(2) Tenant’s Proportionate Share of Project:	Approximately 1.58% (based on the current Project size of 925,659 rentable square feet).

4. Expansion Space Tenant Improvements. Tenant is leasing the Expansion Space in its current “as is” condition and Landlord shall not be obligated to make any improvements thereto. Upon the existing tenant vacating the Expansion Space and such space being available for Tenant’s occupancy, Tenant shall have access to the Expansion Space for the purpose of installing Tenant’s cabling, fixtures, and furniture.

5. Parking. Commencing on the Expansion Space Commencement Date, Tenant shall be entitled to an additional four (4) unreserved parking passes for every 1,000 square feet of useable space in the Expansion Space. Such parking passes shall be free of charge during the initial Lease Term and otherwise subject to the same terms and conditions of the Lease.

6. Landlord’s Right to Terminate. Tenant acknowledges that Landlord may decide to demolish or substantially renovate the Building at some time in the future. Therefore, notwithstanding any other provision of this Amendment or the Lease to the contrary, Tenant’s lease of the Expansion Space shall be subject to Landlord’s right to terminate Tenant’s lease of the Expansion Space (the “Termination Option”) for the purposes of demolishing or substantially renovating the Building. Landlord shall exercise the Termination Option by giving Tenant not less than twelve (12) months advance written notice thereof (the “Termination Notice”). The Termination Notice shall set forth the effective date of the termination (the “Termination Date”). In the event Landlord exercises the Termination Option, Tenant’s lease of the Expansion Space shall expire on the Termination Date.

7. Ratification. Except as expressly set forth herein, the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TENANT:	SCOLR Pharma, INC., a Delaware corporation

	By	/s/ Daniel O. Wilds
Its President and CEO

LANDLORD:	NEWPORT CORPORATE CENTER, LLC A Washington limited liability company

By:
Bentall Capital (U.S.), Inc.,
Its Authorized Agent

		By:	/s/ Gary Carpenter
Gary Carpenter,
Executive Vice President

		By:	/s/ Lisa C. Rowe
Lisa C. Rowe,
Vice President of Leasing

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTONE	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this 30 day of September, 2005, before me personally appeared Daniel O. Wilds, to me known to be the Chief Executive Officer of SCOLR Pharma, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Kelly R. Hill
NOTARY PUBLIC in and for the State of
Washington residing at
King County
My commission expires: 04.09.08
Print Name Kelly R. Hill

LANDLORD’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 7th day of October, 2006, before me personally appeared Gary Carpenter and Lisa Rowe, to me known to be the Executive Vice President and Vice President – Leasing, respectively, of BENTALL CAPITAL (U.S.), INC., the Authorized Agent of NEWPORT CORPORATE CENTER LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Michele R. Acheson Notary Public in and for the State of Washington, residing at Seattle, WA My commission expires: November 29, 2006 Michele R. Acheson [Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)

EXHIBIT A

EXPANSION SPACE